EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul DePond, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Notify Technology Corporation on Form 10-QSB for the fiscal quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ PAUL F. DEPOND
Name:	Paul F. DePond
Title:	Chief Executive Officer

I, Gerald W. Rice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Notify Technology Corporation on Form 10-QSB for the fiscal quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

By:	/s/ GERALD W. RICE
Name:	Gerald W. Rice
Title:	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Notify Technology Corporation and will be retained by Notify Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.